INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Talbots, Inc. and its subsidiaries on Form S-8 of our reports dated March 15, 2000, appearing in or incorporated by reference in the Annual Report on Form 10-K of The Talbots, Inc. and its subsidiaries for the year ended January 29, 2000.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 31, 2000